UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2008
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HD PARTNERS ACQUISITION CORPORATION
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(Exact Name of Registrant as Specified in Charter)

Delaware	001-32890	20-3893077
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(State or Other Jurisdiction of Incorporation)	(Commission Identification No.)	(IRS Employer File Number)

2601 Ocean Park Boulevard
Santa Monica, California	90405
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(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (310) 209-8308
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Not Applicable
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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth below under Item 8.01 is incorporated herein by reference.

Item 8.01  Other Events

HD Partners Acquisition Corporation (“the Company”) today held its Special Meeting of Stockholders to vote on the proposed dissolution and liquidation of the Company. The Company filed its definitive Proxy Statement regarding its proposed dissolution and plan of liquidation with the Securities and Exchange Commission on March 12, 2008.

At today’s Special Meeting of Stockholders, the proposal to dissolve the Company and proceed with the Company’s plan of liquidation was approved by the Company’s stockholders. As a result of today’s action, the Company will proceed to liquidate and the amounts held in its trust account, together with interest (net of applicable taxes), will be returned to the Company’s public stockholders. Stockholders will not need to tender their shares of stock in order to participate in the liquidation.

HD Partners Acquisition Corporation is a special purpose acquisition company formed in 2005 for the purpose of effecting merger, capital stock exchange, asset acquisition or other similar business combination, with one or more domestic or international operating businesses, in the media, entertainment or telecommunications industries.

The Company will be filing as soon as practicable a certificate of dissolution with the Delaware Secretary of State and a Certification of Termination of Registration on Form 15 to the Securities and Exchange Commission for the purpose of deregistering its securities under the Securities Exchange Act of 1934, as amended. As a result, the Company will no longer be a public reporting company, and its securities will cease trading on the American Stock Exchange.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 7, 2008

HD PARTNERS ACQUISITION CORPORATION

By:	/s/ Bruce Lederman
Bruce Lederman
Executive Vice President and Secretary